Exhibit 10.1

Execution

SECOND AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of May 24, 2016 by and among SUMMER INFANT, INC. and SUMMER INFANT (USA), INC., as “Borrowers” under the Loan Agreement referenced below (“Borrowers”), SUMMER INFANT CANADA, LIMITED and SUMMER INFANT EUROPE LIMITED, as “Guarantors” under the Loan Agreement referenced below (“Guarantors”), the “Lenders” party to the Loan Agreement referenced below (“Lenders”), and BANK OF AMERICA, N.A., in its capacity as “Agent” for the Lenders under the Loan Agreement referenced below (“Agent”).

WHEREAS, Borrowers, Guarantors, Lenders and Agent are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 21, 2015, as amended by that certain Amendment to Amended and Restated Loan and Security Agreement dated as of December 10, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);
and

WHEREAS, Borrowers, Guarantors, Lenders and Agent desire to amend certain provisions of the Loan Agreement, all as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree that the Loan Agreement is hereby amended as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent such terms are amended hereby.

2.                                      Amendments to Section 1.1 of the Loan Agreement.  Section 1.1 of the Loan Agreement is hereby amended as follows:

(a)                                 The definition of “EBTTDA” set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting clause (b)(xii) of such definition in its entirety and replacing such clause with the following:

“(xii) (1) solely with respect to the calculation of the Fixed Charge Coverage Ratio and the Leverage Ratio pursuant to Section 10.3.l and 10.3.2, respectively, hereof, fees and expenses of advisors and independent consultants retained by Obligors in connection with the Former Management Litigation; provided, that the aggregate amount of such fees and expenses added back to EBITDA pursuant to this clause (b)(xii) shall not exceed (A) $3,500,000 in the aggregate for the period of four consecutive Fiscal Quarters ending October 1, 2016, (B) $2,500,000 in the aggregate for the period of four consecutive Fiscal Quarters ending December 31, 2016, (C) $1,250,000 in the aggregate for the period of four consecutive Fiscal Quarters ending April 1, 2017, (D) $1,125,000 in the aggregate for the period of four consecutive Fiscal Quarters ending July 1, 2017, (E) $250,000  for any Fiscal Quarter ending on or after September 30, 2017, and (F) $1,000,000 in the aggregate for any period of four consecutive Fiscal Quarters ending on or aft.er September 30, 2017; and (2) without duplication to the foregoing clause (1), fees and expenses of advisors and independent consultants retained by Obligors and approved by Agent in its Permitted Discretion, provided, that the aggregate amount of such fees and expenses added back to EBITDA pursuant to this clause (2) shall not exceed $250,000 during any Fiscal Quarter;”

(b)                                 The following new defined term is hereby inserted in the appropriate alphabetical order:

“Former Management Litigation: the litigation and related proceedings between the Borrowers and certain former members of management of the Borrowers.”

3.                                       Amendments to Section 10.1.2 of the Loan Agreement.  Section 10.1.2 of the Loan Agreement is hereby amended by deleting the word “and” following the end of clause (i), relabeling clause “(j)” as clause “(k)”, and inserting a new clause (j) as follows:

“(j) as soon as available, and in any event within 15 days after the end of each month, a cash flow forecast for Obligors and Subsidiaries, in form reasonably satisfactory to the Agent, outlining the projected cash receipts and cash disbursements of Obligors and Subsidiaries on a weekly basis for each of the next thirteen weeks (each, a “13-Week Cash Flow Forecast”), together with a comparison of the actual cash receipts and cash disbursements for the preceding four-week period to the forecasts for such period set forth in the 13-Week Cash Flow Forecast delivered in the previous month, along with an explanation of any material variances (it being understood that the first 13-Week Cash Flow Forecast will not include such comparison), which 13-Week Cash Flow Forecast shall be prepared based upon ·good faith estimates and assumptions that the Obligors and Subsidiaries believed were reasonable at the time made (it being understood and agreed that such 13-Week Cash Flow Forecast is not to be viewed as a statement of fact, is subject to the uncertainties and approximations inherent in any projections, and that actual results may differ from such projected results), provided, that, if the aggregate amount of fees and expenses added back to EBITDA pursuant to clause (b)(xii) of the definition of “EBITDA” is equal to zero, upon a determination by the Agent in its Permitted Discretion that that delivery of such 13-Week Cash Flow Forecast is no longer required, the Borrower shall not be required to deliver any further 13-Week Cash Flow Forecasts upon receipt by the Borrower of written notice from the Agent of such a determination ; and”

4.                                      No Default; Representations and Warranties, Etc. Obligors hereby represent, warrant and confirm that: (a) all representations and warranties of Obligors in the Loan Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to or are stated to have been made as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date); (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and (c) the execution, delivery and performance by Obligors of this Amendment and all other documents, instruments and agreements executed and delivered in connection herewith or therewith (i) have been duly authorized by all necessary action on the part of Obligors (including any necessary shareholder consents or approvals), (ii) do not violate, conflict with or result in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of any Obligor or any term or provision of any material indenture, agreement or other instrument binding on any Obligor or any of its assets, and (iii) do not require the consent of any Person which has not been obtained.

5.                                      Ratification and Confirmation. Obligors hereby ratify and confirm all of the terms and provisions of the Loan Agreement and the other Loan Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect. Without limiting the generality of the foregoing, Obligors hereby acknowledge and confirm that all of the “Obligations” under and as defined in the Loan Agreement are valid and enforceable and are secured by and entitled to the benefits of the Loan

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Agreement and the other Loan Documents, and Obligors hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of Agent, for the benefit of itself and Lenders, pursuant to the Loan Agreement and the other Loan Documents, as security for the Obligations.

6.                                                Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date when, and only when, each of the following conditions precedent shall have been satisfied or waived in writing by Agent:

(a)                                  Agent shall have received counterparts to this Amendment, duly executed by Agent, Lenders and Obligors.

(b)                                  Borrowers shall have paid to Agent, for the account of each Lender (including Bank of America, N.A., in its capacity as a Lender) that executes and delivers to Agent by 3:00 p.m. New York City time on May    , 2016 a counterpart to this Amendment (each such Lender, an “Approving Lender”), an amendment fee in an amount equal to 12.5 basis points multiplied by such Approving Lender’s Commitment.

(c)                                   Borrowers shall have paid all other fees and amounts due and payable to Agent and its legal counsel in connection with the Loan Agreement, this Amendment and the other Loan Documents, including, (i) the fees payable pursuant to that certain Amendment Fee Letter dated as of the date hereof between Borrowers and Agent, and (ii) to the extent invoiced, all out-of-pocket expenses required to be reimbursed or paid by Borrowers under the Loan Agreement.

7.                                      Miscellaneous.

(a)                                 Except to the extent specifically amended hereby, the Loan Agreement, the other Loan Documents and all related documents shall remain in full force and effect.

(b)                                       This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c)                                        Borrowers shall reimburse Agent for, or pay directly, all reasonable out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable fees and expenses of Agent’s legal counsel) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Loan Documents, within 30 days of Borrowers’ receipt of invoices (in reasonably sufficient detail) setting forth such costs and expenses.

(d)                                      Th.is Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWERS

SUMMER INFANT, INC.

By:	/s/ William Mote
Name:	William Mote
Title:	CFO

SUMMER INFANT (USA), INC.

By:	/s/ William Mote
Name:	William Mote
Title:	CFO

GUARANTORS

SUMMER INFANT CANADA, LIMITED

By:	/s/ William Mote
Name:	William Mote
Title:	CFO

SUMMER INFANT EUROPE LIMITED

By:	/s/ William Mote
Name:	William Mote
Title:	CFO

[Signature Page to Second Amendment to Amended and Restated Loan and Security Agreement]

LENDER

BANK OF AMERICA, N.A., as Lender

By:	/s/ Cynthia G. Stannard
Name:	Cynthia G. Stannard
Title:	Senior Vice President

[Signature Page to Second Amendment to Amended and Restated Loan and Security Agreement]

LENDER

CITIZENS BUSINESS CAPITAL,
A DIVISION OF CITIZENS ASSET FINANCE, INC.,
as Lender

By:	/s/ Alex D’Alessandro
Name:	Alex D’Alessandro
Title:	SVP

[Signature Page to Second Amendment to Amended and Restated Loan and Security Agreement]

LENDER

FIRST NIAGARA COMMERCIAL FINANCE, INC.,
A WHOLLY-OWNED SUBSIDIARY OF
FIRST NIAGARA BANK, N.A., as Lender

By:	/s/ Danielle Prentis
Name:	Danielle Prentis
Title:	FVP – Sr. Relationship Manager

[Signature Page to Second Amendment to Amended and Restated Loan and Security Agreement]